Exhibit 99.1

Contacts:         For Media:        John Calagna

                      (212) 578-6252

        For Investors:   Edward Spehar

                        (212) 578-7888

METLIFE ANNOUNCES THIRD QUARTER 2015 RESULTS

NEW YORK, Nov. 4, 2015 – MetLife, Inc. (NYSE: MET) today announced the following results for the third quarter of 2015:

MetLife reported operating earnings* of $705 million, down 61 percent from the third quarter of 2014, and 59 percent on a constant currency basis*. On a per share basis, operating earnings were $0.62, down 61 percent over the prior year quarter. Operating earnings in the Americas decreased 18 percent, and 16 percent on a constant currency basis. Operating earnings in Asia increased 9 percent, and 26 percent on a constant currency basis. Operating earnings in Europe, the Middle East and Africa (EMEA) decreased 15 percent, but were up 14 percent on a constant currency basis.

Third quarter 2015 operating earnings included the following items:

•	a previously announced non-cash charge related to the tax treatment of a wholly-owned U.K. investment subsidiary of Metropolitan Life Insurance Company (MLIC), which decreased operating earnings by $792 million, or $0.70 per share, after tax

•	results of the annual actuarial assumption review, and other insurance adjustments, which decreased operating earnings by $92 million, or $0.08 per share, after tax

•	variable investment income below the company’s 2015 quarterly plan range by $37 million, or $0.03 per share, after tax and the impact of deferred acquisition costs (DAC)

•	favorable one-time tax items, which increased operating earnings by $72 million, or $0.06 per share, after tax

•	favorable catastrophe experience and prior year development, which increased operating earnings by $21 million, or $0.02 per share, after tax

MetLife’s operating return on equity (ROE), excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA)*, was 5.0 percent for the third quarter of 2015, and the company’s tangible operating ROE* was 6.1 percent. Adjusting for notable items in the quarter, the company’s operating ROE, excluding AOCI other than FCTA, was 10.7 percent.

On a GAAP basis, MetLife reported third quarter 2015 net income of $1.2 billion, or $1.06 per share. Net income includes $315 million, after tax, in net derivative gains, reflecting changes in interest rates and foreign currencies. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in interest rates and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment.

The third quarter variance between operating earnings and net income reflects a favorable impact of $568 million, after-tax, related to asymmetrical and non-economic accounting.

Premiums, fees & other revenues* were $13.1 billion, up 3 percent, and 9 percent on a constant currency basis over the third quarter of 2014.

Book value, excluding AOCI other than FCTA*, was $51.11 per share, up from $49.69 at September 30, 2014.

“Macroeconomic factors, including foreign currency, equity markets and interest rates, as well as a previously announced non-cash tax-related charge, negatively impacted MetLife’s third quarter results,” said Steven A. Kandarian, chairman, president and chief executive officer, MetLife, Inc. “While it was a difficult quarter, we are pleased that we have returned $2.3 billion to shareholders in the first nine months of 2015, which is roughly half of our normalized operating earnings.”

THIRD QUARTER 2015 SUMMARY

($ in millions, except per share data)	Three months ended Sept. 30
	2015	2014	Change
Premiums, fees & other revenues	$13,118	$12,725	3%
Total operating revenues	$17,967	$17,918

Operating earnings	$705	$1,825	(61)%
Operating earnings per share	$0.62	$1.60	(61)%

Net income	$1,197	$2,064	(42)%
Net income per share	$1.06	$1.81	(41)%

Book value per share, excluding AOCI other than FCTA	$51.11	$49.69	3%
Book value per share – tangible common stockholders’ equity	$42.21	$39.95	6%
Book value per share	$61.39	$61.44

*	Information regarding the non-GAAP and other financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this news release and/or the Third Quarter 2015 Financial Supplement (which is available on the MetLife Investor Relations Web page at www.metlife.com).

BUSINESS DISCUSSIONS

All comparisons of the results for the third quarter of 2015 in the business discussions that follow are with the third quarter of 2014, unless otherwise noted.

THE AMERICAS

Total operating earnings for the Americas were $1.3 billion, down 18 percent, and 16 percent on a constant currency basis, due to lower investment margins and equity markets, as well as the annual actuarial assumption review. In addition, unfavorable underwriting was offset by a favorable tax item in Latin America. Operating return on allocated equity* was 12.9 percent, and operating return on allocated tangible equity* was 14.6 percent. Premiums, fees & other revenues were $10.3 billion, up 9 percent, and 11 percent on a constant currency basis. Excluding pension closeouts, premiums, fees & other revenues were down 4 percent, and 2 percent on a constant currency basis.

Retail

Operating earnings for Retail were $523 million, down 33 percent, negatively impacted by the annual actuarial assumption review, lower investment margins and equity markets, as well as less favorable tax impacts and underwriting compared to a strong third quarter of 2014. Premiums, fees & other revenues were $3.3 billion, down 5 percent due to lower single premium immediate annuity sales and lower annuity balances. Retail life sales* were up 36 percent, and Retail annuity sales were up 20 percent.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $238 million, down 1 percent, due to unfavorable underwriting in property & casualty auto, which offset business growth. Premiums, fees & other revenues were $4.4 billion, up 2 percent.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $326 million, down 17 percent, due to lower investment margins. Premiums, fees & other revenues were $1.7 billion, due to higher pension closeout sales. Excluding pension closeouts, premiums, fees & other revenues were down 15 percent.

Latin America

Operating earnings for Latin America were $176 million, up 44 percent, and 100 percent on a constant currency basis. Operating earnings include a one-time tax benefit of $60 million in Chile. Premiums, fees & other revenues were $940 million, down 18 percent, and essentially unchanged on a constant currency basis. Total sales for the region increased 3 percent on a constant currency basis, due to direct marketing sales.

ASIA

Operating earnings for Asia were $338 million, up 9 percent, and 26 percent on a constant currency basis, driven by business growth, one-time investment income and favorable non-recurring tax items. Operating return on allocated equity was 11.7 percent, and operating return on allocated tangible equity was 20.2 percent. Premiums, fees & other revenues in Asia were $2.1 billion, down 13 percent, but up 3 percent on a constant currency basis, mostly driven by accident & health in Japan. Total sales for the region decreased 10 percent on a constant currency basis, driven by Asia, other than Japan. In Japan, sales grew 12 percent on a constant currency basis, driven by accident & health sales up 23 percent.

EMEA

Operating earnings for EMEA were $66 million, down 15 percent, but up 14 percent on a constant currency basis, driven by business growth, and favorable tax items. Operating return on allocated equity was 7.9 percent, and operating return on allocated tangible equity was 14.6 percent. Premiums, fees & other revenues were $618 million, down 15 percent, and 1 percent on a constant currency basis, but up 4 percent excluding the impact from the conversion of certain operations to calendar year reporting in the third quarter of 2014. Total sales for the region decreased 8 percent on a constant currency basis, due to strong employee benefit sales in the Middle East and the conversion of certain operations to calendar year reporting in the third quarter of 2014.

INVESTMENTS

Net investment income was $4.8 billion, down 7 percent. Variable investment income was $267 million ($174 million, after tax and DAC, compared with $424 million ($273 million, after tax and DAC) in the third quarter of 2014.

Changes in interest rates and foreign currencies during the quarter are reflected in derivative net gains of $169 million, after tax and other adjustments. Derivative net gains in the third quarter of 2014 were $187 million, after tax and other adjustments.

CORPORATE & OTHER

Corporate & Other had an operating loss of $962 million compared with an operating loss of $106 million in the third quarter of 2014. The Corporate & Other loss of $962 million includes the previously announced non-cash charge related to the tax treatment of a wholly-owned U.K. investment subsidiary of MLIC, which decreased operating earnings by $792 million. Excluding this charge and other notable items, Corporate & Other had an operating loss of $128 million.

Conference Call

MetLife will hold its third quarter 2015 earnings conference call and audio webcast on Thursday, Nov. 5, 2015, from 8-9 a.m. EST. The conference call will be available live via telephone and the Internet. To listen via telephone, dial 800-230-1074 (U.S.) or 612-234-9959 (outside the U.S.). To listen to the conference call via the Internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the Internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10 a.m. EST on Thursday, Nov. 5, 2015, until Thursday, Nov. 12, 2015, at 11:59 p.m. EST. To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 344938. To access the replay of the conference call over the Internet, visit the above-mentioned website.

A brief video of CFO John Hele discussing third quarter 2015 results can be viewed at www.metlife.com/earningsvideo.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and in the tables that accompany this release) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share, book value per share, excluding accumulated other comprehensive income (loss) (AOCI) other than foreign currency translation adjustments (FCTA), book value per share-tangible common stockholders’ equity, premiums, fees and other revenues, operating return on equity, excluding AOCI other than FCTA, and tangible operating return on equity should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, book value per common share, excluding AOCI other than FCTA, book value per common share-tangible common stockholders’ equity, premiums, fees and other revenues (operating), operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, and operating return on MetLife, Inc.’s tangible common stockholders’ equity, respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (GAAP) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife and are referred to as divested businesses. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•	Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•	Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•	Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•	Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. In addition to the tax impact of the adjustments mentioned above, provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

MetLife, Inc.’s tangible common stockholders’ equity is defined as MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI and is also reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax. MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, is defined as MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. MetLife also believes the presentation of operating earnings available to common shareholders, adjusted for total notable items, enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders, adjusted for total notable items, operating earnings available to common shareholders per diluted common share, investment portfolio gains (losses) and derivative gains (losses) should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, income (loss) from continuing operations, net of income tax, net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, net investment gains (losses) and net derivative gains (losses), respectively. MetLife, Inc.’s tangible common stockholders’ equity, MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items, MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, and MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, adjusted for total notable items, should not be viewed as substitutes for total MetLife, Inc.’s stockholders’ equity calculated in accordance with GAAP. Reconciliations of these measures to the most directly comparable GAAP measures are included in the Third Quarter 2015 Financial Supplement and/or in the tables that accompany this earnings news release.

Operating return on MetLife, Inc.‘s tangible common stockholders’ equity is defined as operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.‘s average tangible common stockholders’ equity.

Operating return on MetLife, Inc.‘s common stockholders’ equity, excluding AOCI other than FCTA, is defined as operating earnings available to common shareholders divided by MetLife, Inc.‘s average common stockholders’ equity, excluding AOCI other than FCTA.

Operating return on MetLife, Inc.‘s common stockholders’ equity is defined as operating earnings available to common shareholders divided by MetLife, Inc.‘s average common stockholders’ equity.

Return on MetLife, Inc.’s tangible common stockholders’ equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders, excluding goodwill impairment and amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.‘s average tangible common stockholders’ equity.

Return on MetLife, Inc.‘s common stockholders’ equity, excluding AOCI other than FCTA, is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.‘s average common stockholders’ equity, excluding AOCI other than FCTA.

Return on MetLife, Inc.’s common stockholders’ equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

Allocated equity is defined as the portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.

Operating return on allocated equity is defined as operating earnings available to common shareholders divided by allocated equity.

Operating return on allocated tangible equity is defined as operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

Return on allocated equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by allocated equity.

Return on allocated tangible equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

We sometimes refer to sales activity for various products. These sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity. Statistical sales information for life insurance is calculated by MetLife using the LIMRA definition of sales for core direct sales, excluding company-sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges. Statistical sales information for Latin America, Asia and EMEA is calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident and health and group).

All comparisons on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and are applied to each of the comparable periods.

Asymmetrical and non-economic accounting refer to: (i) the portion of net derivative gains (losses) on embedded derivatives attributable to the inclusion of MetLife’s credit spreads in the liability valuations, (ii) hedging activity that generates net derivative gains (losses) and creates fluctuations in net income because hedge accounting cannot be achieved and the item being hedged does not a have an offsetting gain or loss recognized in earnings, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, and (iv) impact of changes in foreign currency exchange rates on the re-measurement of foreign denominated unhedged funding agreements and financing transactions to the U.S. dollar and the re-measurement of certain liabilities from non-functional currencies to functional currencies.

Operating expense ratio is calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the SEC). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to financial and capital market risks, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact of comprehensive financial services regulation reform on us, as a non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (15) downgrades in our claims paying ability, financial strength or credit ratings; (16) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (17) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (18) differences between actual claims experience and underwriting and reserving assumptions; (19) ineffectiveness of risk management policies and procedures; (20) catastrophe losses; (21) increasing cost and limited market capacity for statutory life insurance reserve financings; (22) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (23) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (24) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions and integrating and managing the growth of such acquired businesses, or arising from dispositions of businesses or legal entity reorganizations; (25) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (26) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (27) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (28) changes in accounting standards, practices and/or policies; (29) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (30) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (31) inability to attract and retain sales representatives; (32) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (33) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (34) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (35) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
	(In millions)		(In millions)
OPERATING REVENUES
Premiums	$10,376	$9,685	$28,942	$28,755
Universal life and investment-type product policy fees	2,247	2,522	6,876	7,205
Net investment income	4,849	5,193	15,016	15,373
Other revenues	495	518	1,525	1,502

Total operating revenues	17,967	17,918	52,359	52,835

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	10,780	9,854	29,730	29,191
Interest credited to policyholder account balances	1,331	1,426	4,004	4,252
Capitalization of DAC	(955)	(1,071)	(2,850)	(3,148)
Amortization of DAC and VOBA	971	999	2,925	3,074
Amortization of negative VOBA	(82)	(96)	(255)	(298)
Interest expense on debt	294	292	898	885
Other expenses (1)	4,126	4,003	11,808	11,933

Total operating expenses	16,465	15,407	46,260	45,889

Operating earnings before provision for income tax	1,502	2,511	6,099	6,946
Provision for income tax expense (benefit) (1)	791	656	1,924	1,878

Operating earnings	711	1,855	4,175	5,068
Preferred stock dividends	6	30	67	91

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$705	$1,825	$4,108	$4,977

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$711	$1,855	$4,175	$5,068
Adjustments from operating earnings to income (loss) from continuing operations, net of income tax:
Net investment gains (losses) (2), (3)	382	109	535	(427)
Net derivative gains (losses) (3)	485	478	394	1,132
Premiums	(1)	18	(2)	40
Universal life and investment-type product policy fees	99	106	298	302
Net investment income	(890)	217	(649)	331
Other revenues	(11)	—	(28)	(16)
Policyholder benefits and claims and policyholder dividends (3)	92	(5)	(237)	(680)
Interest credited to policyholder account balances	684	(391)	64	(743)
Capitalization of DAC	—	—	—	1
Amortization of DAC and VOBA (3)	(160)	(55)	(128)	(100)
Amortization of negative VOBA	8	11	27	35
Interest expense on debt	(8)	(3)	(10)	(34)
Other expenses	(19)	(44)	(28)	(59)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit (3)	(174)	(202)	69	(38)

Income (loss) from continuing operations, net of income tax	1,198	2,094	4,480	4,812
Income (loss) from discontinued operations, net of income tax	—	—	—	(3)

Net income (loss)	1,198	2,094	4,480	4,809
Less: Net income (loss) attributable to noncontrolling interests	(5)	—	4	21

Net income (loss) attributable to MetLife, Inc.	1,203	2,094	4,476	4,788
Less: Preferred stock dividends	6	30	67	91
Less: Preferred stock repurchase premium	—	—	42	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,197	$2,064	$4,367	$4,697

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2015		2014		2015		2014
		Earnings Per Weighted Average Common Shares Diluted (4)		Earnings Per Weighted Average Common Shares Diluted (4)		Earnings Per Weighted Average Common Shares Diluted (4)		Earnings Per Weighted Average Common Shares Diluted (4)
	(In millions, except per share data)				(In millions, except per share data)
Reconciliations to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders
Operating earnings available to common shareholders, adjusted for total notable items	$1,533	$1.36	$1,718	$1.51	$4,891	$4.33	$4,818	$4.22
Add: Total notable items	(828)	(0.73)	107	0.09	(783)	(0.69)	159	0.14

Operating earnings available to common shareholders	705	0.62	1,825	1.60	4,108	3.63	4,977	4.36
Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses) (2)	382	0.34	109	0.10	535	0.47	(427)	(0.37)
Add: Net derivative gains (losses)	485	0.43	478	0.42	394	0.35	1,132	0.99
Add: Goodwill impairment	—	—	—	—	—	—	—	—
Add: Other adjustments to continuing operations	(206)	(0.18)	(146)	(0.13)	(693)	(0.61)	(923)	(0.81)
Add: Provision for income tax (expense) benefit	(174)	(0.15)	(202)	(0.18)	69	0.06	(38)	(0.03)
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	—	—	—	(3)	—
Less: Net income (loss) attributable to noncontrolling interests	(5)	—	—	—	4	—	21	0.02
Less: Preferred stock repurchase premium	—	—	—	—	42	0.04	—	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,197	$1.06	$2,064	$1.81	$4,367	$3.86	$4,697	$4.12

Weighted average common shares outstanding – diluted		1129.9		1141.0		1130.7		1140.8

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
	(In millions)		(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues
Total operating premiums, fees and other revenues	$13,118	$12,725	$37,343	$37,462
Add: Adjustments to premiums, fees and other revenues	87	124	268	326

Total premiums, fees and other revenues	$13,205	$12,849	$37,611	$37,788

Reconciliation to GAAP Revenues and GAAP Expenses
Total operating revenues	$17,967	$17,918	$52,359	$52,835
Add: Net investment gains (losses) (2)	382	109	535	(427)
Add: Net derivative gains (losses)	485	478	394	1,132
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	1	8	8	14
Add: Other adjustments to revenues	(804)	333	(389)	643

Total revenues	$18,031	$18,846	$52,907	$54,197

Total operating expenses	$16,465	$15,407	$46,260	$45,889
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	41	(27)	42	37
Add: Goodwill impairment	—	—	—	—
Add: Other adjustments to expenses	(638)	514	270	1,543

Total expenses	$15,868	$15,894	$46,572	$47,469

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	September 30,
Book Value (5)	2015	2014
Book value per common share	$61.39	$61.44
Less: Net unrealized investment gains (losses), net of income tax	12.23	13.12
Less: Defined benefit plans adjustment, net of income tax	(1.95)	(1.37)

Book value per common share, excluding AOCI other than FCTA	$51.11	$49.69
Less: Goodwill, net of income tax	8.43	9.04
Less: VODA and VOCRA, net of income tax	0.47	0.70

Book value per common share—tangible common stockholders’ equity	$42.21	$39.95

Common shares outstanding, end of period (In millions)	1,114.8	1,119.1

	For the Three Months Ended September 30, (6)		For the Nine Months Ended September 30, (7)	For the Year Ended December 31,
Return on Equity	2015	2014	2015	2014
Operating return on MetLife, Inc.’s:
Common stockholders’ equity	4.2%	10.7%	7.9%	10.0%
Common stockholders’ equity, excluding AOCI other than FCTA	5.0%	13.2%	9.7%	12.0%
Common stockholders’ equity, excluding AOCI other than FCTA, adjusted for total notable items	10.7%	12.5%	11.5%	11.9%
Tangible common stockholders’ equity	6.1%	16.7%	11.9%	15.2%
Tangible common stockholders’ equity, adjusted for total notable items	13.1%	15.7%	14.2%	15.0%

Return on MetLife, Inc.’s:
Common stockholders’ equity	7.1%	12.1%	8.4%	9.4%
Common stockholders’ equity, excluding AOCI other than FCTA	8.4%	15.0%	10.3%	11.3%
Tangible common stockholders’ equity	10.3%	18.8%	12.7%	14.3%

Operating Return on Allocated Equity:
Americas	12.9%	16.5%
Asia	11.7%	10.6%
EMEA	7.9%	9.0%

Operating Return on Allocated Tangible Equity:
Americas	14.6%	18.8%
Asia	20.2%	18.3%
EMEA	14.6%	17.2%

Return on Allocated Equity:
Americas	13.3%	19.4%
Asia	22.9%	11.4%
EMEA	9.8%	8.7%

Return on Allocated Tangible Equity:
Americas	15.0%	22.1%
Asia	39.3%	19.7%
EMEA	18.0%	16.7%

See footnotes on last page.

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2015	2014	2015	2014
	(In millions)		(In millions)
Total Americas Operations:
Operating earnings available to common shareholders, adjusted for total notable items	$1,262	$1,423	$4,102	$4,044
Add: Total notable items	1	120	(15)	208

Operating earnings available to common shareholders	1,263	1,543	4,087	4,252
Add: Net investment gains (losses) (2)	229	176	489	(530)
Add: Net derivative gains (losses)	(4)	356	65	1,071
Add: Other adjustments to continuing operations	(146)	(85)	(538)	(844)
Add: Provision for income tax (expense) benefit	(40)	(175)	(24)	56
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	(3)
Less: Net income (loss) attributable to noncontrolling interests	4	2	10	11

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,298	$1,813	$4,069	$3,991

Retail:
Operating earnings available to common shareholders, adjusted for total notable items	$610	$680	$1,958	$1,940
Add: Total notable items	(87)	105	(92)	158

Operating earnings available to common shareholders	523	785	1,866	2,098
Add: Net investment gains (losses)	70	9	147	25
Add: Net derivative gains (losses)	(282)	283	(64)	579
Add: Other adjustments to continuing operations	(35)	(100)	(299)	(521)
Add: Provision for income tax (expense) benefit	86	(68)	75	(29)
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	(2)

Net income (loss) available to MetLife, Inc.’s common shareholders	$362	$909	$1,725	$2,150

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders, adjusted for total notable items	$219	$218	$688	$618
Add: Total notable items	19	23	9	22

Operating earnings available to common shareholders	238	241	697	640
Add: Net investment gains (losses)	11	(9)	22	(10)
Add: Net derivative gains (losses)	259	106	200	293
Add: Other adjustments to continuing operations	(42)	(41)	(125)	(122)
Add: Provision for income tax (expense) benefit	(80)	(19)	(34)	(56)

Net income (loss) available to MetLife, Inc.’s common shareholders	$386	$278	$760	$745

Corporate Benefit Funding:
Operating earnings available to common shareholders, adjusted for total notable items	$315	$362	$1,090	$1,029
Add: Total notable items	11	33	11	69

Operating earnings available to common shareholders	326	395	1,101	1,098
Add: Net investment gains (losses) (2)	139	180	313	(556)
Add: Net derivative gains (losses)	127	28	73	256
Add: Other adjustments to continuing operations	(37)	(31)	(63)	(55)
Add: Provision for income tax (expense) benefit	(79)	(63)	(112)	109
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	(1)

Net income (loss) available to MetLife, Inc.’s common shareholders	$476	$509	$1,312	$851

Latin America:
Operating earnings available to common shareholders, adjusted for total notable items	$118	$163	$366	$457
Add: Total notable items	58	(41)	57	(41)

Operating earnings available to common shareholders	176	122	423	416
Add: Net investment gains (losses)	9	(4)	7	11
Add: Net derivative gains (losses)	(108)	(61)	(144)	(57)
Add: Other adjustments to continuing operations	(32)	87	(51)	(146)
Add: Provision for income tax (expense) benefit	33	(25)	47	32
Less: Net income (loss) attributable to noncontrolling interests	4	2	10	11

Net income (loss) available to MetLife, Inc.’s common shareholders	$74	$117	$272	$245

Asia:
Operating earnings available to common shareholders, adjusted for total notable items	$339	$320	$1,030	$977
Add: Total notable items	(1)	(10)	60	(10)

Operating earnings available to common shareholders	338	310	1,090	967
Add: Net investment gains (losses)	325	136	450	375
Add: Net derivative gains (losses)	107	(80)	134	(122)
Add: Other adjustments to continuing operations	(21)	(32)	(113)	(50)
Add: Provision for income tax (expense) benefit	(94)	4	7	(64)
Less: Net income (loss) attributable to noncontrolling interests	(3)	5	(2)	15

Net income (loss) available to MetLife, Inc.’s common shareholders	$658	$333	$1,570	$1,091

EMEA:
Operating earnings available to common shareholders, adjusted for total notable items	$60	$68	$180	$211
Add: Total notable items	6	10	6	10

Operating earnings available to common shareholders	66	78	186	221
Add: Net investment gains (losses)	14	(9)	22	(16)
Add: Net derivative gains (losses)	7	16	21	103
Add: Other adjustments to continuing operations	(14)	1	(7)	31
Add: Provision for income tax (expense) benefit	12	(9)	(7)	(60)
Less: Net income (loss) attributable to noncontrolling interests	3	1	4	2

Net income (loss) available to MetLife, Inc.’s common shareholders	$82	$76	$211	$277

Corporate & Other:
Operating earnings available to common shareholders, adjusted for total notable items	$(128)	$(93)	$(421)	$(414)
Add: Total notable items	(834)	(13)	(834)	(49)

Operating earnings available to common shareholders (1)	(962)	(106)	(1,255)	(463)
Add: Net investment gains (losses)	(186)	(194)	(426)	(256)
Add: Net derivative gains (losses)	375	186	174	80
Add: Other adjustments to continuing operations	(25)	(30)	(35)	(60)
Add: Provision for income tax (expense) benefit	(52)	(22)	93	30
Less: Net income (loss) attributable to noncontrolling interests	(9)	(8)	(8)	(7)
Less: Preferred stock repurchase premium	—	—	42	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$(841)	$(158)	$(1,483)	$(662)

See footnotes on last page.

MetLife, Inc.

GAAP Interim Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
	(In millions)		(In millions)
Revenues
Premiums	$10,375	$9,703	$28,940	$28,795
Universal life and investment-type product policy fees	2,346	2,628	7,174	7,507
Net investment income	3,959	5,410	14,367	15,704
Other revenues	484	518	1,497	1,486
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(43)	(17)	(51)	(40)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	16	(14)	4	(16)
Other net investment gains (losses) (2)	409	140	582	(371)

Total net investment gains (losses)	382	109	535	(427)
Net derivative gains (losses)	485	478	394	1,132

Total revenues	18,031	18,846	52,907	54,197

Expenses
Policyholder benefits and claims	10,334	9,512	28,943	28,824
Interest credited to policyholder account balances	647	1,817	3,940	4,995
Policyholder dividends	354	347	1,024	1,047
Other expenses (1)	4,533	4,218	12,665	12,603

Total expenses	15,868	15,894	46,572	47,469

Income (loss) from continuing operations before provision for income tax	2,163	2,952	6,335	6,728
Provision for income tax expense (benefit) (1)	965	858	1,855	1,916

Income (loss) from continuing operations, net of income tax	1,198	2,094	4,480	4,812
Income (loss) from discontinued operations, net of income tax	—	—	—	(3)

Net income (loss)	1,198	2,094	4,480	4,809
Less: Net income (loss) attributable to noncontrolling interests	(5)	—	4	21

Net income (loss) attributable to MetLife, Inc.	1,203	2,094	4,476	4,788
Less: Preferred stock dividends	6	30	67	91
Preferred stock repurchase premium	—	—	42	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,197	$2,064	$4,367	$4,697

(1)	The three months and nine months ended September 30, 2015 include a non-cash charge of $792 million, net of tax, related to an uncertain tax position comprised of a $557 million charge included in provision for income tax expense (benefit) and a $362 million charge, $235 million net of tax, included in other expenses.
(2)	The nine months ended September 30, 2014 includes a pre-tax net investment loss of $633 million related to the sale of MetLife, Inc.’s wholly-owned subsidiary, MetLife Assurance Limited.
(3)	The impacts of asymmetrical and non-economic accounting for the three months ended September 30, 2015 are as follows: i) Net investment gains (losses) – ($8) million; ii) Net derivative gains (losses) $959 million; iii) Policyholder benefits and claims and policyholder dividends – ($23) million; iv) Amortization of DAC and VOBA – ($55) million; and v) Provision for income tax (expense) benefit – ($305) million.
(4)	Operating earnings available to common shareholders is calculated on a stand alone basis and may not equal the sum of operating earnings available to common shareholders, adjusted for total notable items and total notable items.
(5)	Book values exclude $2,066 million and $2,043 million of equity related to preferred stock at September 30, 2015 and 2014, respectively.
(6)	Annualized using quarter-to-date results.
(7)	Annualized using year-to-date results.